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BARRISTER GLOBAL SERVICES NETWORK, INC.


EXHIBIT NO. 23

INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Barrister Global Services Network, Inc.

We consent to the incorporation by reference in the Registration Statements (Nos. 33-8749 and 333-89947) of Barrister Global Services Network, Inc. on Form S-8 of our report dated May 24, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Barrister Global Services Network, Inc. for the years ended March 31, 2002 and 2001.


DELOITTE & TOUCHE LLP
Buffalo, New York
June 24, 2002





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